Exhibit 3.6

ADVANCED PORTFOLIO TECHNOLOGIES, INC.

AMENDED AND RESTATED BY-LAWS

These Amended and Restated By-laws are adopted by the Corporation and are supplemental to the Delaware General Corporation Law as the same shall from time to time be in effect.

ARTICLE I. STOCKHOLDERS

Section 1.1. Place of Stockholders’ Meetings. All meetings of the stockholders shall be held at such place or places, inside the State of Delaware, as determined by the Board of Directors from time to time. If necessary, however, the Board of Directors may determine to hold such meetings outside the State of Delaware.

Section 1.2 Annual Stockholders’ Meeting. The annual meeting of the stockholders, for the election of directors and the transaction of other business which is properly brought before such meeting, shall be held in each calendar year, at a date, time and place determined by the Board of Directors.

Section 1.3. Special Meetings of Stockholders. Special meetings of the stockholders may be called at any time by the President; or the Board of Directors.

Section 1.4. Absentee Participation in Meetings. Any stockholder may participate in a meeting of the stockholders by use of a conference telephone or a similar communications equipment, by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section shall constitute presence in person at such meeting.

Section 1.5. Designation of Presiding and Recording Officer. At any meeting of the stockholders, the stockholders who are present shall have the right to designate any person, whether or not an officer, director or stockholder, to preside over or record the proceedings of such meeting.

Section 1.6. Unanimous Written Consent. Any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting, without prior notice and without a vote if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

ARTICLE II. DIRECTORS

Section 2.1. Number of Directors. The number of directors shall initially be three directors, and thereafter shall be such number as may from time to time be determined by the Board of Directors. However, there shall be at all times at least one and no more than five directors. Directors shall be elected at the annual meeting of stockholders, except that if a vacancy shall occur in the Board of Directors for any reason, the remaining directors may appoint a person to fill such vacancy. In the event there are no directors in office, application may be made by any officer or stockholder for a special meeting of stockholders to be held to elect new director(s).

Section 2.2. Term of Directors. Each director shall serve until his successor is elected and qualifies, or until his earlier resignation or removal.

Section 2.3. Resignations of Directors. Any director may resign at any time. Such

ADVANCED PORTFOLIO TECHNOLOGIES, INC.

AMENDED AND RESTATED BYLAWS

resignation shall be in writing, but the acceptance thereof shall not be necessary to make it effective.

Section 2.4. Compensation of Directors. Unless the Board of Directors otherwise determines, directors shall not be entitled to any compensation for their services as directors. Any director may serve the Corporation in other capacities and be entitled to such compensation therefor as is determined by the Board of Directors.

Section 2.5. Annual Meeting of Directors. An annual meeting of the Board of Directors shall be held in each calendar year immediately following the annual meeting of the stockholders. Notice of such meeting need not be given.

Section 2.6. Special Meetings of Directors. Special meetings of the Board of Directors may be called by the President or a majority of the directors. Any such meeting shall be held at the principal office of the Corporation or at any other place within or without the State of Delaware.

Section 2.7. Notice of Directors’ Meetings. Reasonable notice of meetings of directors shall be in writing and shall be given to each director not less than two (2) days before such meeting. Unless otherwise required by law or these Amended and Restated By-laws, neither the business to be transacted at, nor the purpose of, any regular meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

Section 2.8. Committees. In the absence or disqualification of any member of any committee established by the Board of Directors, the members thereof who are present at any meeting of such committee and are not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another director to act at such meeting in the place of such absent or disqualified member.

Section 2.9. Absentee Participation in Meetings. Any director may participate in a meeting of the Board of Directors, a meeting of a committee established by the Board of Directors, or a meeting of the stockholders, by use of a conference telephone or similar communications equipment, by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

Section 2.10. Designation of Presiding and Recording Officers. At any meeting of the directors, the directors who are present shall have the right to designate any person, whether or not an officer, director or stockholder, to preside over or record the proceedings of such meeting.

Section 2.11. Unanimous Written Consent. Any action required or permitted to be taken at a meeting of the Board of Directors or any committee thereof, may be taken without a meeting if all members of the Board of Directors or the committee, as the case may be, consent thereto in writing, and such written consent is filed with the minutes of the Board of Directors.

ADVANCED PORTFOLIO TECHNOLOGIES, INC.

AMENDED AND RESTATED BYLAWS

ARTICLE III. OFFICERS

Section 3.1. Officers. The Corporation shall have a President, Secretary and a Treasurer, and may have one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers as the Board of Directors may from time to time determine.

Section 3.2. Election and Term of Officers. The President, Secretary, and Treasurer of the Corporation shall be elected annually by the Board of Directors at the annual meeting of the Board of Directors. All other officers and assistant officers shall be elected by the Board of Directors or appointed by the President at the time, in the manner, and for such term as the Board of Directors or the President, as the case may be, from time to time determines. Each officer and assistant officer shall serve until his successor is duly elected and qualifies, or until he resigns or is removed from office.

Section 3.3. Compensation. Unless otherwise provided by the Board of Directors, the compensation of officers and assistant officers shall be fixed by the President.

Section 3.4. President. The President shall be the chief executive officer of the Corporation, and, subject to the direction and control of the Board of Directors, shall in general supervise and control all of the business and affairs of the Corporation, and shall preside at all meetings of the stockholders and of the Board of Directors. As authorized by the Board of Directors, the President shall execute and seal, or cause to be sealed, all instruments requiring such execution, except to the extent that signing and execution thereof is expressly delegated by the Board of Directors to some other officer or agent of the Corporation. Upon request of the Board of Directors, the President shall report to it all matters which the interests of the Corporation may require be brought to the attention of the Board of Directors.

Section 3.5. Vice President, Secretary, Treasurer, and Assistant Officers. In the absence or disability of the President, the Vice President or Vice Presidents, in the order of their seniority, unless otherwise determined by the Board of Directors, shall perform the duties and exercise the powers of the President. The Secretary shall record the proceedings of all meetings of the stockholders and directors. The Vice President or Vice Presidents, the Secretary, the Treasurer, the Assistant Secretary or Secretaries, and the Assistant Treasurer or Treasurers, shall act under the direction of the President and shall perform all duties which are prescribed by the President or the Board of Directors.

Section 3.6. Vacancies. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise, shall be filled by the Board of Directors.

ARTICLE IV. INDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHER PERSONS

Section 4.1. Indemnification. The Corporation shall indemnify any person who is or was or shall be a director or officer of the Corporation, and may indemnify any person who is or was or shall be an employee or agent of the Corporation, to the full extent permitted by Section 145 and any other relevant provisions of the Delaware General Corporation Law, as amended from time to time. Notwithstanding the foregoing, no right to indemnification pursuant to this Section is granted to any Former Director, as defined in Section 5.1 below, nor is any right to indemnification pursuant to this Section granted to any officer of the Corporation for any action, inaction, or conduct occurring immediately prior to the closing of the merger with Services Acquisition Corp. pursuant to that certain Agreement and Plan of Merger, dated as of July 5, 2007, by and among the Corporation, Gray Hall, as Stockholders’ Representative, SunGard Availability Services LP, a Pennsylvania limited partnership, and Services Acquisition Corp., a Delaware corporation

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AMENDED AND RESTATED BYLAWS

and wholly owned subsidiary of SunGard Availability Services LP.

ARTICLE V. INDEMNIFICATION OF DIRECTORS OF THE CORPORATION

PRIOR TO THE CLOSING OF THE MERGER WITH SERVICES ACQUISITION CORP.

Section 5.1. Indemnification. The Corporation shall indemnify, to the full extent that it shall have power under applicable law to do so and in a manner permitted by such law, any person made or threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (hereinafter, a “Proceeding”), by reason of the fact that such person was a director of the Corporation prior to the closing of the merger with Services Acquisition Corp. pursuant to that certain Agreement and Plan of Merger, dated as of July 5, 2007, by and among the Corporation, Gray Hall, as Stockholders’ Representative, SunGard Availability Services LP, a Pennsylvania limited partnership, and Services Acquisition Corp., a Delaware corporation and wholly owned subsidiary of SunGard Availability Services LP (each such director, a “Former Director”), or such Former Director was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise, including service with respect to an employee benefit plan (collectively, “Another Enterprise”).

Section 5.2. Advancement of Expenses. With respect to any person made or threatened to be made a party to any threatened, pending, or completed Proceeding, by reason of the fact that such person is a Former Director or such Former Director was serving at the request of the Corporation as a director or officer of Another Enterprise, the Corporation shall pay the expenses (including attorneys’ fees) incurred by such Former Director in defending any such Proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that the payment of expenses (including attorneys’ fees) incurred by such Former Director in advance of the final disposition of such Proceeding shall be made only upon receipt of an undertaking (hereinafter an “undertaking”) by such Former Director to repay all amounts advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “Final Adjudication”) that such Former Director is not entitled to be indemnified for such expenses under this Article V or otherwise; and further provided that with respect to a Proceeding initiated against the Corporation by a Former Director (including a Former Director that was serving at the request of the Corporation as a director or officer of Another Enterprise), such Former Director shall be entitled under this Section to the payment of expenses (including attorneys’ fees) incurred by such Former Director in defending any counterclaim, cross-claim, affirmative defense, or like claim of the Corporation in connection with such Proceeding in advance of the final disposition of such Proceeding only if such Proceeding was authorized by the Board of Directors of the Corporation.

Section 5.3. Contract Rights. With respect to any person made or threatened to be made a party to any Proceeding, by reason of the fact that such person is a Former Director, or such Former Director was serving at the request of the Corporation as a director or officer of Another Enterprise, the rights to indemnification and to the advancement of expenses conferred in Sections 5.1 and 5.2 of this Article V shall be contract rights.

ADVANCED PORTFOLIO TECHNOLOGIES, INC.

AMENDED AND RESTATED BYLAWS

Section 5.4. Claims.

(a) If a claim under Section 5.1 or Section 5.2 of this Article V with respect to any right to indemnification or to the advancement of expenses is not paid in full by the Corporation within sixty (60) days after a written demand has been received by the Corporation, except in the case of a claim for advancement of expenses, in which case the applicable period shall be twenty (20) days, the Former Director may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses (whether pursuant to the terms of an undertaking or otherwise), the Former Director shall also be entitled to be paid the reasonable expenses (including attorneys’ fees) of prosecuting or defending such suit. In any suit brought by the Corporation to recover an advancement of expenses (whether pursuant to the terms of an undertaking or otherwise), the Corporation shall be entitled to recover its reasonable expenses incurred in prosecuting such suit upon a Final Adjudication that the Former Director has not met any applicable standard for indemnification under applicable law.

(b) In any suit brought by a Former Director seeking to enforce a right to indemnification hereunder (but not in a suit brought by a Former Director seeking to enforce a right to an advancement of expenses hereunder) it shall be a defense that the Former Director seeking to enforce a right to indemnification has not met any applicable standard for indemnification under applicable law. With respect to any suit brought by a Former Director seeking to enforce a right to indemnification hereunder (including any suit seeking to enforce a right to the advancement of expenses hereunder) or any suit brought by the Corporation to recover an advancement of expenses (whether pursuant to the terms of an undertaking or otherwise), neither (i) the failure of the Corporation to have made a determination prior to commencement of such suit that indemnification of such Former Director is proper in the circumstances because such Former Director has met the applicable standards of conduct under applicable law, nor (ii) an actual determination by the Corporation that such Former Director has not met such applicable standards of conduct, shall create a presumption that such Former Director has not met the applicable standards of conduct or, in a case brought by such Former Director seeking to enforce a right to indemnification, be a defense to such suit.

(c) In any suit brought by a Former Director seeking to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses (whether pursuant to the terms of an undertaking or otherwise), the burden of proving that the Former Director seeking to enforce a right to indemnification or to an advancement of expenses or the Former Director from whom the Corporation seeks to recover an advancement of expenses is not entitled to be indemnified, or to such an advancement of expenses, under this Article V or otherwise shall be on the Corporation.

Section 5.5. Non-Exclusive Rights. The indemnification and advancement of expenses provided in this Article V shall not be deemed exclusive of any other rights to which any Former Director may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in such Former Director’s official capacity and as to action in another capacity while holding such office, and shall inure to the benefit of the heirs, executors, and administrators of such Former Director.

ARTICLE VI. FINANCIAL REPORTS TO STOCKHOLDERS

Section 6.1. No Annual Report Required. The directors of the Corporation shall not be required to send or cause to be sent to the stockholders any annual financial reports.

ADVANCED PORTFOLIO TECHNOLOGIES, INC.

AMENDED AND RESTATED BYLAWS

ARTICLE VII. SHARES OF CAPITAL STOCK

Section 7.1. Signatures on Share Certificates. Each share certificate shall be signed by (a) the President or a Vice President of the Corporation, and (b) the Secretary, the Treasurer, an Assistant Secretary or an Assistant Treasurer of the Corporation.

Section 7.2. Lost or Destroyed Certificates. Any person claiming a share certificate to be lost, destroyed or wrongfully taken shall receive a replacement certificate if such stockholder: (a) requests such replacement certificate before the Corporation has notice that the shares have been acquired by a bona fide purchaser; (b) files with the Corporation an indemnity bond deemed sufficient by the Board of Directors; and (c) satisfies any other reasonable requirements fixed by the Board of Directors.

Section 7.3. Transfer of Shares. Upon surrender to the Corporation or its transfer agent of a certificate for shares, duly endorsed for transfer by the person named in the certificate or by an attorney lawfully constituted in writing, or accompanied by proper evidence of succession, assignment or authority to transfer, the Corporation shall record the transfer of such shares upon its books, issue a new certificate or certificates to the person or persons entitled thereto, and cancel the surrendered certificate.

ARTICLE VIII. AMENDMENTS

Section 8.1. Amendment by Stockholders or Board of Directors. These By-laws may be amended or repealed by a majority vote of the directors, or by the vote of stockholders entitled to cast at least a majority of the votes which all stockholders are entitled to cast thereon, as the case may be, at any regular or special meeting duly convened after notice to the directors or the stockholders of that purpose.

Section 8.2. Recording Amendments. The text of all amendments to these By-laws shall be attached hereto, and a notation of the date of its adoption and a notation of whether it was adopted by the directors or the stockholders shall be made in Section 9.2 hereof.

ARTICLE IX. MISCELLANEOUS

Section 9.1. Fiscal Year. The fiscal year of the Corporation shall be determined by the Board of Directors.

Section 9.2. Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer(s) or other person(s) as the Board of Directors may from time to time designate.

ARTICLE X. ADOPTION OF BY-LAWS AND RECORD OF AMENDMENTS THERETO

Section 10.1. Adoption and Effective Date. These Amended and Restated By-laws have been adopted as the By-laws of the Corporation this 30th day of September, 2007, and shall be effective as of said date.

ADVANCED PORTFOLIO TECHNOLOGIES, INC.

AMENDED AND RESTATED BYLAWS

Section 10.2. Amendment of By-laws.

SECTION AMENDED	DATE AMENDED	MANNER OF ADOPTION